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                                                                   Exhibit 3.2

                                    BY-LAWS

                                       OF

                           MORGAN STANLEY GROUP INC.

                            (A DELAWARE CORPORATION)
                       (AS AMENDED ON FEBRUARY 28, 1995)

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                                   ARTICLE I

                                    OFFICES

            SECTION 1. REGISTERED OFFICE IN DELAWARE. The registered office of Morgan Stanley Group Inc. (the "Corporation") in the State of Delaware shall be in the City of Dover, County of Kent, and the registered agent in charge thereof shall be United States Corporation Company, 32 Loockerman Sq., Ste L-100, Dover, Delaware.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

            SECTION 1. PLACE OF MEETINGS. All meetings of stockholders shall be held at such place or places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors, or as shall be specified in the respective notices, or waivers of notice, thereof.

            SECTION 2. ANNUAL MEETINGS. Commencing in 1996, the annual meeting of stockholders for the election of directors and the transaction of other business shall be held on the first Thursday in April in each year if not a legal holiday, and, if a legal holiday, then on the next business day following, or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At each annual meeting the stockholders entitled to vote shall elect directors and may transact such other business as may be proper.

            SECTION 3. SPECIAL MEETINGS. A special meeting of the stockholders may be called at any time and for any purpose or purposes by the President or the Chairman of the Board or by order of the Board of Directors, and shall be called by the Secretary upon the written request of the holders of record of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"). Every such request shall state the purpose or purposes of each meeting.


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            SECTION 4. NOTICE OF MEETINGS. Except as otherwise expressly required by law, written notice of each meeting of stockholders, whether annual or special, stating the place, date and hour of the meeting shall be given not less than ten days nor more than fifty days before the date on which the meeting is to be held, to each stockholder of record entitled to vote thereat by delivering a notice thereof to him personally or by mailing such notice in a postage prepaid envelope directed to him at his address as it appears on the stock ledger of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be directed to another address, in which case such notice shall be directed to him at the address designated in such request. If any stockholder shall, in person or by attorney thereunto authorized, in writing or by telegraph, cable or telex, waive notice of any meeting of the stockholders, whether prior to or after such meeting, notice thereof need not be given to him. Every notice of a special meeting of the stockholders, besides stating the time and place of the meeting, shall state briefly the purpose or purposes thereof.

            SECTION 5. LIST OF STOCKHOLDERS. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock ledger to prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in his name. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be kept and produced at the time and place of the meeting during the whole time thereof and subject to the inspection of any stockholder who may be present. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, such list or the books of the Corporation or to vote in person or by proxy at such meeting.

            SECTION 6. QUORUM. At each meeting of the stockholders, the holders of record of a majority of the issued and outstanding stock of the Corporation entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum for the transaction of business, except where otherwise provided by law, the Restated Certificate of Incorporation or these By-Laws. In the absence of a quorum, any officer entitled to preside at, or act as Secretary of, such meeting shall have the power to adjourn the meeting from time to time until a quorum shall be constituted.

            SECTION 7. VOTING. At all meetings of the stockholders, a quorum being present, all matters shall be decided by majority vote of the shares of stock entitled to vote held by the stockholders present in person or by proxy, except as otherwise required by the Restated Certificate of Incorporation or the laws of the State of Delaware. Unless otherwise provided in the Restated Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period.

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            SECTION 8. ACTION WITHOUT MEETING. Unless otherwise provided in the
Restated Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                  ARTICLE III

             BOARD OF DIRECTORS, COMMITTEES AND SPECIAL COMMITTEES

            SECTION 1. NUMBER, ELECTION AND TERMS OF DIRECTORS. The business and affairs of the Corporation shall be managed by a Board of Directors consisting of not fewer than four nor more than fifteen persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. Subject to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends upon liquidation, dissolution or winding up of the Corporation, to elect directors under specified circumstances if any, directors shall be elected each year at the annual meeting of stockholders and shall hold office until their successors shall have been duly elected and qualified, or until their earlier resignation or removal. The term of office of any director of the Corporation shall cease, and he shall be deemed to have resigned, on the annual meeting of stockholders next succeeding the seventieth anniversary of his birth and such director shall not stand for re-election.

            SECTION 2. DESIGNATION AND POWERS OF COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, and, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors to the extent provided by Section 141(c) of the General Corporation Law of the State of Delaware as it now exists or may hereafter be amended. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

            SECTION 3. DESIGNATION AND POWERS OF SPECIAL COMMITTEES. Any committee or committees (the "Special Committee") established under the proviso of the first sentence of Section 1 of Article V of the Restated Certificate of Incorporation shall consist of such member or members as shall be designated by the Board of Directors in accordance with such proviso and shall have and may exercise such powers and authority in accordance with the proviso of

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such sentence. The Board of Directors may designate one or more persons as alternate members of any Special Committee, who may replace any absent or disqualified member at any meeting of such Special Committee.

            SECTION 4. QUORUM AND MANNER OF ACTING. At all meetings of the Board of Directors, any committee or Special Committee, a majority of the total directors or members, as the case may be, shall constitute a quorum for the transaction of business, and the act of a majority of the directors or members, as the case may be, present at any meeting at which there is a quorum shall be the act of the Board of Directors, committee or Special Committee, as the case may be, except as may be otherwise specifically provided by the laws of the State of Delaware, the Restated Certificate of Incorporation or the By-Laws. If a quorum shall not be present at any meeting of the Board of Directors, committee or Special Committee, the directors or members, as the case may be, present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

            SECTION 5. ANNUAL MEETING. Immediately after each annual meeting of stockholders for the election of directors the Board of Directors shall meet at the place of the annual meeting of stockholders for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. If such meeting is held at any other time or place, notice thereof must be given or waived as hereinafter provided for special meetings of the Board of Directors.

            SECTION 6. REGULAR MEETINGS. Regular meetings of the Board of Directors, any committee or Special Committee may be held at such time and place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors, the committee or Special Committee, as the case may be. After there has been such determination, and notice thereof has been once given to each member of the Board of Directors, committee or Special Committee, as the case may be, regular meetings may be held without further notice being given.

            SECTION 7. SPECIAL MEETINGS; NOTICE. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or the President. Special meetings of a committee shall be held whenever called by the Chairman of the Board, the President or the Chairman or other member of such committee. Special meetings of a Special Committee shall be held whenever called by the Chairman or other member of such Special Committee. Notice of each such meeting shall be mailed to each director of the Corporation or member of a committee or Special Committee, as the case may be, addressed to him at his residence or usual place of business, at least two days before the date on which the meeting is to be held, or shall be sent to him at such place by telegraph, facsimile or other electronic transmission, cable or telex, or be delivered personally or by telephone, not later than the day before the day on which such meeting is to be held. Each such notice shall state the time and place of the meeting, but need not state the purposes. If any director of the Corporation or member of a committee or Special Committee, as the case may be, shall, in person or by an authorized attorney, in writing or by telegraph, facsimile or other electronic transmission, cable

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or telex, waive notice of any meeting of the Board of Directors, any committee or Special Committee whether prior to or after such meeting, notice need not be given to him. No notice to or waiver by any director of the Corporation or member of a committee or Special Committee with respect to any special meeting shall be required if such director or member shall be present at said meeting.

            SECTION 8. RESIGNATION. Any director of the Corporation or member of any committee or Special Committee may resign from the Board of Directors, any committee or Special Committee at any time by giving written notice to the Chairman of the Board, if any, the President or the Secretary of the Corporation. The resignation of any director of the Corporation or any member of a committee or Special Committee shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

            SECTION 9. NEWLY-CREATED DIRECTORSHIPS AND VACANCIES ON THE BOARD OF DIRECTORS. Subject to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, dissolution or winding up of the Corporation to elect directors under specified circumstances, if any, newly-created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, although less than a quorum; and any director so chosen shall hold office for the remaining term of his predecessor or, if there shall have been no predecessor, until the next annual election of directors or until his successor shall have been duly elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

            SECTION 10. VACANCIES ON COMMITTEES OR SPECIAL COMMITTEES. In the absence or disqualification of a member of a committee or Special Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors, in the case of a committee, or another person, in the case of a Special Committee, to act at the meeting in the place of any such absent or disqualified members.

            SECTION 11. REMOVAL OF DIRECTORS. Subject to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, dissolution or winding up of the Corporation to elect directors under specified circumstances, if any, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, only by the affirmative vote of the holders of at least 80% of the voting power of the Voting Stock, voting together as a single class.

            SECTION 12. COMPENSATION OF DIRECTORS. The Board of Directors shall have the authority to fix the compensation of directors of the Corporation and of members of committees or Special Committees.

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            SECTION 13. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, any committee or Special Committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee or Special Committee, as the case may be, and such written consent is filed with the records of the proceedings of the Board, any committee or Special Committee.

            SECTION 14. MEETING BY CONFERENCE TELEPHONE. Directors of the Corporation and members of any committee or Special Committee may participate in a meeting of the Board of Directors, such committee or Special Committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

            SECTION 15. MINUTES OF COMMITTEES AND SPECIAL COMMITTEES. Each Committee and Special Committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                                   ARTICLE IV

                                    OFFICERS

            SECTION 1. PRINCIPAL OFFICERS. The Board of Directors shall elect a President, a Secretary and a Treasurer, and may in addition elect a Chairman of the Board, a Vice Chairman of the Board, one or more Managing Directors, a Chief Financial Officer, a General Counsel, one or more Assistant Secretaries and one or more Assistant Treasurers. One person may hold, and perform the duties of, any two or more of said offices.

            SECTION 2. ELECTION, TERM OF OFFICE AND ELIGIBILITY. The officers of the Corporation referred to in Section 1 of this Article IV shall be elected annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until his successor shall have been duly elected and shall qualify, or until his death or until he shall resign or shall have been removed.

            SECTION 3. OTHER OFFICERS. The Board of Directors may appoint such other officers as it may from time to time determine, each of whom shall hold office for such period, and perform such duties as the President or the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer referred to in Section 1 of this Article IV the power to appoint and to remove any such officers.

            SECTION 4. REMOVAL. Any officer may be removed, either with or without cause, at any time, by resolution adopted by the Board of Directors at any regular meeting of the Board or at any special meeting of the Board called for that purpose at which a quorum is present.

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            SECTION 5. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors, to the Chairman of the Board, if any, the President or the Secretary of the Corporation. The resignation of any officer shall take effect upon receipt of notice or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

            SECTION 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, shall preside at all meetings of stockholders and at all meetings of the Board of Directors. Subject to the control and the direction of the Board of Directors, the Chairman of the Board may enter into any contract and execute and deliver any instrument in the name and on behalf of the Corporation. The Chairman of the Board shall perform such other duties and have such other powers as the Board of Directors prescribes.

            SECTION 7. PRESIDENT. In the absence of the Chairman of the Board, the President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. Subject to the control and the direction of the Board of Directors, the President may enter into any contract and execute and deliver any instrument in the name and on behalf of the Corporation. The President shall perform such other duties and have such other powers as the Board of Directors prescribes.

            SECTION 8. VICE CHAIRMAN OF THE BOARD. In the absence of the President, the Vice Chairman of the Board shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. Subject to the control and the direction of the Board of Directors, the Vice Chairman of the Board may enter into any contract and execute and deliver any instrument in the name and on behalf of the Corporation. The Vice Chairman of the Board shall perform such other duties and have such other powers as the Board of Directors prescribes.

            SECTION 9. MANAGING DIRECTORS. In the absence of the Chairman of the Board, the President and the Vice Chairman, the Managing Directors, in the order of the number of shares of voting common stock of the Corporation owned by each of them beginning with the Managing Director who shall own the greatest number of such shares (and, in the case of Managing Directors owning the same number of shares of voting common stock, in the order of their seniority), shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. Subject to the control and direction of the Board of Directors, each Managing Director may enter into any contract and execute and deliver any instrument in the name and on behalf of the Corporation. Each Managing Director shall perform such other duties and have such other powers as the Board of Directors prescribes.

            SECTION 10. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall be responsible for the financial affairs of the Corporation, including overseeing the duties performed by the Treasurer of the Corporation. Subject to the control and direction of the Board of Directors, the Chief Financial Officer may enter into any contract and execute and deliver any instrument in the name of and on behalf of the Corporation. The Chief Financial Officer shall perform such other duties and have such other powers as the Board of Directors prescribes.

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            SECTION 11. GENERAL COUNSEL. The General Counsel shall be the chief legal officer of the Corporation and be responsible for its legal and regulatory affairs. He shall see that all reports, statements and other documents required by law are properly kept and filed. Subject to the control and direction of the Board of Directors, the General Counsel may enter into any contract and execute and deliver any instrument in the name of and on behalf of the Corporation. The General Counsel shall perform such other duties and have such other powers as the Board of Directors prescribes.

            SECTION 12. SECRETARY. The Secretary, if present, shall act as Secretary at all meetings of the Board of Directors and of the stockholders and keep the minutes thereof in a book or books to be provided for that purpose; he shall see that all notices required to be given by the Corporation are duly given and served; he shall have charge of the stock records of the Corporation; and, in general, he shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board or the President.

            SECTION 13. ASSISTANT SECRETARY. The Assistant Secretary, if any, or, if there be more than one, the Assistant Secretaries, in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board or the President may from time to time prescribe.

            SECTION 14. TREASURER. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall deposit all such funds in the name of the Corporation in such banks or other depositories as shall be selected by the Board of Directors. He shall exhibit at all reasonable times his books of account and records to any of the directors of the Corporation upon application during business hours at the office of the Corporation where such books and records shall be kept; when requested by the Board of Directors, he shall render a statement of the condition of the finances of the Corporation at any meeting of the Board or at the annual meeting of stockholders; he shall receive, and give receipt for, moneys due and payable to the Corporation from any source whatsoever; and, in general, he shall perform all the duties incident to the office of Treasurer. Subject to the control and direction of the Board of Directors, the Treasurer may enter into any contract and execute and deliver any instrument in the name of and on behalf of the Corporation and shall perform such other duties and have such other powers as the Chairman of the Board or the President prescribes. The Treasurer shall give such bond, if any, for the faithful discharge of his duties as the Board of Directors may require.

            SECTION 15. ASSISTANT TREASURER. The Assistant Treasurer, if any, or, if there shall be more than one, the Assistant Treasurers, in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board or the President may from time to time prescribe.

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                                   ARTICLE V

                           SHARES AND THEIR TRANSFER

            SECTION 1. CERTIFICATES FOR STOCK. The interest of each stockholder in the Corporation shall be evidenced by a certificate or certificates for shares of stock of the Corporation certifying the number of shares owned by him, in such form as the Board of Directors may from time to time prescribe. The certificates for shares of stock of the Corporation shall be signed by the Chairman of the Board, the President or a Managing Director and by the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, and shall be countersigned and registered in such manner, if any, as the Board of Directors may by resolution prescribe; provided, however, that in case such certificates are signed by a transfer agent other than the Corporation or its employee or by a registrar other than the Corporation or its employee the signatures of the Chairman of the Board, President, Managing Director, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile; and further provided that in case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

            SECTION 2. STOCK LEDGER. A record shall be kept by the Secretary, transfer agent or by any other officer, employee or agent designated by the Board of Directors of the name of each person, firm or corporation holding capital stock of the Corporation, the number of shares represented by, and the respective dates of, each certificate for such capital stock, and in case of cancellation of any such certificate, the respective dates of cancellation.

            SECTION 3. CANCELLATION. Every certificate surrendered to the Corporation for exchange or registration of transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except as provided in Section 5 of this Article V and in cases provided by the applicable law.

            SECTION 4. TRANSFERS. Shares of stock shall be transferable on the books of the Corporation by the holder of record thereof in person or by his attorney upon surrender of such certificate with an assignment endorsed thereon or attached thereto duly executed and with such proof of authenticity of signatures as the Corporation may reasonably require. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with the Restated Certificate of Incorporation or these By-Laws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. The Board of

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Directors may appoint, or authorize any principal officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

            SECTION 5. LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES. Before any certificates for stock of the Corporation shall be issued in exchange for certificates which shall become mutilated or shall be lost, stolen or destroyed, proper evidence of such loss, theft, mutilation or destruction shall be procured for the Board of Directors, if it so requires. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

            SECTION 6. RECORD DATES. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date as a record date for any such determination of stockholders. Such record date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

                                   ARTICLE VI

                                INDEMNIFICATION

            The Corporation shall indemnify, to the fullest extent permitted by applicable law, any person who was or is a party or is threatened to be made a party to, or is involved in any manner in, any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person (1) is or was a director or officer of the Corporation or a Subsidiary or (2) is or was serving at the request of the Corporation or a Subsidiary as a director, officer, partner, member, employee or agent of another corporation, partnership, joint venture, trust, committee or other enterprise.

            To the extent deemed advisable by the Board of Directors, the Corporation may indemnify, to the fullest extent permitted by applicable law, any person who was or is a party or is threatened to be made a party to, or is involved in any manner in, any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that the person is or was an employee or agent (other than a director or officer) of the Corporation or a Subsidiary.

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            The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or a Subsidiary, or is or was serving at the request of the Corporation or a Subsidiary as a director, officer, partner, member, employee or agent of another corporation, partnership, joint venture, trust, committee or other enterprise, against any expense, liability or loss asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation or a Subsidiary would have the power to indemnify him against such expense, liability or loss under the provisions of applicable law.

            No repeal, modification or amendment of, or adoption of any provision inconsistent with, this Article VI, nor to the fullest extent permitted by applicable law, any modification of law shall adversely affect any right or protection of any person granted pursuant hereto existing at, or with respect to events that occurred prior to, the time of such repeal, amendment, adoption or modification.

            For purposes of this Article VI the term "Subsidiary" or "Subsidiaries" shall mean a corporation(s), all of the capital stock of which is owned directly or indirectly by the Corporation, other than directors' qualifying shares.

            The right to indemnification conferred in this Article VI also includes, to the fullest extent permitted by applicable law, the right to be paid the expenses (including attorney's fees) incurred in connection with any such proceeding in advance of its final disposition. The payment of any amounts to any director, officer, partner, member, employee or agent pursuant to this
Article VI shall subrogate the Corporation to any right such director, officer, partner, member, employee or agent may have against any other person or entity. The rights conferred in this Article VI shall be contract rights.

                                  ARTICLE VII

                             LIABILITY OF DIRECTORS

            A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach by the director of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

            No repeal, modification or amendment of, or adoption of any provision inconsistent with, this Article VII nor, to the fullest extent permitted by law, any modification of law shall adversely affect any right or protection of a director of the Corporation existing at the time of such repeal, amendment, adoption or modification or affect the liability of any

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

director of the Corporation for any action taken or any omission that occurred prior to the time of such repeal, amendment, adoption or modification.

            If the General Corporation Law of the State of Delaware shall be amended, after these By-Laws are amended to include this Article VII, to authorize corporate action further eliminating or limiting the liability of directors, then a director of the Corporation, in addition to the circumstances in which he is not liable immediately prior to such amendment, shall be free of liability to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

                                  ARTICLE VIII

                        OPT OUT OF BUSINESS COMBINATIONS
                      WITH INTERESTED STOCKHOLDERS STATUTE

            The Corporation has elected not to be governed by Section 203 of the General Corporation Law of the State of Delaware relating to "Business Combinations With Interested Stockholders."

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

            SECTION 1. CORPORATE SEAL. The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that it was incorporated in the State of Delaware in the year 1975. The Secretary shall be the custodian of the seal.

            SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall be as specified by the Board of Directors.

            SECTION 3. VOTING OF STOCKS OWNED BY THE CORPORATION. The Board of Directors may authorize any person on behalf of the Corporation to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.

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

                                   ARTICLE X

                              AMENDMENT OF BY-LAWS

            In furtherance of and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation from time to time may make, amend or repeal the By- Laws of the Corporation; provided that Article VIII of these By-Laws may not be amended by the Board of Directors; and provided, further, that any By-Laws made, amended or repealed may be amended or repealed, and that any By-Laws may be made, by the stockholders of the Corporation. Notwithstanding any other provisions of the Restated Certificate of Incorporation of the Corporation or these By-Laws (and not withstanding the fact that a lesser percentage may be specified by law, the Restated Certificate of Incorporation or these By-Laws), the affirmative vote of the holders of at least 80% of the voting power of the Voting Stock, voting together as a single class, shall be required for the stockholders of the Corporation to amend, repeal or adopt any By-Laws of the Corporation.



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